[PATHEON]	Exhibit 10.31

7070 Mississauga Road, Suite 350

Mississauga, Ontario L5N 7J8

www.patheon.com

June 29, 2010	Patheon.com

Ms. Doaa A. Fathallah

Weidstrasse II

6300 Zug

Switzerland

Re: First Amendment to Employment Agreement

Dear Doaa:

I am writing to confirm our agreement to amend the language of your May 6, 2008 Employment Agreement with Patheon International AG, as successor entity to Patheon International GmbH (the “Employment Agreement”) as follows:

8.	International Relocation Allowance

The Company shall continue to pay you the international relocation allowance amount set forth in your Employment Agreement for so long as you are working for Patheon in Switzerland.

Very truly yours,

/s/ Wesley P. Wheeler
Patheon International AG
By:	Wesley P. Wheeler
Title:	Authorized Signatory